                                                       CONTACT:   James M. Roolf
FOR IMMEDIATE RELEASE                                             (630) 875-7452
                                                       TRADED:    NASDAQ/NMS
                                                       SYMBOL:    FMBI


                  FIRST MIDWEST TO ACQUIRE McHENRY STATE BANK

ITASCA, IL., JUNE 20, 1997 -- First Midwest Bancorp, Inc. (NASDAQ:FMBI) today announced that it has entered into a definitive agreement to acquire SparBank, Incorporated, the holding company of the $445 million McHenry State Bank ("MSB") located in the McHenry, Illinois.

The agreement provides that SparBank shareholders will receive 21.72 shares of First Midwest common stock for each share of SparBank common stock resulting in the issuance of 3,230,769 First Midwest shares. Based on First Midwest's June 19 closing price of $32.75 per share, the transaction is valued at approximately $105 million. The acquisition will be structured as a tax free exchange and accounted for as a pooling of interests. It is expected to be closed by September 30, 1997 following receipt of customary regulatory approvals.

MSB is a historically superior performer that has consistently earned in the range of 1.30% to 1.50% of average earning assets. It is McHenry County's largest bank and enjoys a 16% county deposit share. McHenry County is a dynamic, fast growing area of northwest suburban Chicago that ranks as Illinois' 4th wealthiest county with average household income of $80,000 and its 9th largest with a population approaching 250,000.

The transaction is anticipated to be neutral to First Midwest's 1997 earnings and accretive to its 1998 earnings by approximately 2-3%. The 1998 accretion results primarily from annualized net cost savings of approximately $1.8 million, representing some 18% of MSB's current expense base, which will be realized when MSB is merged into First

Midwest in first quarter 1998 in addition to modest first year revenue enhancements. A pre-tax merger related charge of approximately $6.5 million will be recognized in the quarter the transaction is closed that includes costs related to systems conversions, elimination of excess operating capacity, professional fees, and a one-time provision to bring MSB's loan loss reserves to First Midwest required levels.

Commenting on the acquisition, First Midwest Bancorp President and CEO, Robert
P. O'Meara, said, "We could not be more excited about this significant and strategically important acquisition of the largest bank in such a vibrant, fast growing part of suburban Chicago. It expands our existing overall suburban Chicago presence and complements particularly well our $1.1 billion asset, 13 banking office business in adjoining Lake County. A superior performer known for its customer service and community focus, McHenry State Bank is the bank in McHenry County. This is what every acquisition should be about!"

The acquisition will increase First Midwest's north suburban Chicago presence by approximately 41% to $1.6 billion in assets and its overall suburban Chicago presence by approximately 20% to $2.8 billion. Further, MSB's four branches will bring First Midwest suburban Chicago banking office network to 38 and its total network to 54. The acquisition represents a continuation of First Midwest's primary focus on the market of suburban Chicago, a market that is both one of the fastest growing and least banking consolidated in the country.

The agreement has been approved by both the Board of Directors and shareholders of SparBank as well as by the Board of Directors of First Midwest. First Midwest shareholder approval is not necessary. In connection with the signing of the agreement, First Midwest's Board of Directors also rescinded the balance of the 900,000 share stock repurchase program authorized in November 1996.

With the acquisition First Midwest's assets increase to approximately $3.5 billion, continuing it as the third largest banking company headquartered in Illinois. It provides commercial banking, trust, investment management, mortgage and related financial services to a variety of consumer, business and governmental customers operating 50 banking offices in 31 communities, primarily in northern Illinois. First Midwest is headquartered in suburban Chicago where 34 of its banking offices and approximately 80% of its overall business is situated.

(Accompanying this news release is an overview of the transaction and proforma Statements of Income and Condition of First Midwest and SparBank for the quarter ended and as of March 31, 1997.)

                  FIRST MIDWEST TO ACQUIRE McHENRY STATE BANK


                              PROFILE OF PARTIES
                              ------------------


First Midwest Bancorp, Inc.
---------------------------

     .    Headquarters: Itasca (suburban Chicago), Illinois
     .    3/31/97 Assets: $3.0 bil.
     .    Performance, Quarter ended 3/31/97:

               Net Income:                  $8.7 mil
               Return on Average Assets:       1.17%
               Return on Average Equity:      13.66%
               Efficiency Ratio:              59.10%
               Book Value Per Share:          $15.46

     .    Customers: 417,000  Households: 161,000  Businesses: 14,000
     .    Banking offices: Total 50; 34 in suburban Chicago.

    ----------------------------------------------------------------------

SparBank, Incorporated (McHenry State Bank)
-------------------------------------------

     .    Headquarters: City of McHenry, McHenry County, Illinois
     .    3/31/97 Assets: $445 mil.
     .    Performance, Quarter ended 3/31/97:

               Net Income:                  $1.7 mil
               Return on Average Assets:       1.52%
               Return on Average Equity:      13.44%
               Efficiency Ratio:              53.96%

     .    Customers: 46,000  Households: 18,000  Businesses: 1,800
     .    Banking offices: 4, all in McHenry County (suburban Chicago).

                  FIRST MIDWEST TO ACQUIRE McHENRY STATE BANK
                  -------------------------------------------


                              TRANSACTION SUMMARY
                              -------------------


Agreement:               Definitive acquistion agreement executed.

Structure:               Common stock-for common-stock exchange on a
                         tax-free basis.

Exchange Ratio:          21.72 shares of First Midwest for each share of
                         SparBank; 3,230,769 shares of First Midwest to be issued.

Terms:                   Fixed exchange ratio; no collar or walk away provision.

Accounting Treatment:    Pooling of interests.

Purchase Price:          $105 mil based on First Midwest's 6/19/97 closing
                         price.

Price/Earnings:          16.1x trailing 12 months earnings as of 3/31/97.

Price/Tangible Book:     2.2x tangible book value at 3/31/97.

Approvals:               .  Customary regulatory approvals.

                         . Already approved by Board and Shareholders of SparBank.

                         . Already approved by Board of First Midwest; First Midwest shareholder approval not necessary.

Due Diligence:           Completed.

Expected Closing:        September 30, 1997.

Anticipated Accretion:   1997: neutral     1998: 2-3%

Other: First Midwest has rescinded its stock buyback authorization.

                  FIRST MIDWEST TO ACQUIRE McHENRY STATE BANK
                  -------------------------------------------

                              McHENRY STATE BANK
                              ------------------

Overview
--------

     .    $450 mil Assets
          .  Largest Bank in McHenry County
     .    $370 mil Deposits
          .  16% McHenry County Deposit Share - #2 Share Rank
     .    $180 mil Trust Assets Under Management/Administration



Financial Highlights (unaudited)
-------------------------------


                                                          Quarter
                                                           ended          Years Ended December 31,
                                                          March 31, -------------------------------
                                                            1997      1996       1995       1994
                                                          --------- ---------  ---------  ---------
Performance Ratios
------------------

Return on average assets                                    1.55%     1.36%      1.28%      1.47%
Return on average stockholders' equity                     13.25%    12.68%     12.83%     15.63%
Net interest margin - tax equivalent                        3.86%     4.12%      4.08%      4.61%
Efficiency ratio                                           53.31%    50.23%     52.42%     51.09%

Statement of Condition Highlights
---------------------------------

Total assets                                              $444,463  $455,713   $454,031   $441,387
Total loans                                               $269,801  $266,278   $278,913   $262,168
Total deposits                                            $368,674  $376,624   $386,162   $373,632

Statement of Condition Ratios at Period End
-------------------------------------------

Loans to assets                                            60.70%    58.43%     61.43%     59.40%
Loans to deposits                                          73.18%    70.70%     72.23%     70.17%
Earning assets to total assets                             95.39%    94.78%     93.71%     93.07%

Capital Ratios at Period End
----------------------------

Tier 1 capital to risk-adjusted assets                     18.48%    17.95%     16.70%     16.86%
Leverage ratio                                             11.37%    10.74%     10.09%      9.69%

Asset Quality Ratios at Period End
----------------------------------

Reserve for loan losses to loans                           0.78%      0.77%      0.74%      0.83%
Nonperforming loans to loans                               1.15%      1.17%      0.00%      0.24%
Nonperforming assets to loans and foreclosed real estate   1.21%      1.23%      0.34%      0.35%

Map of state of Illinois highlighting FMBI's current suburban Chicago presence of 34 offices in LaSalle, Grundy, Will, DuPage, Kane and Lake Counties. In addition, the map emphasizes McHenry County (the county in which SparBank is located) reflecting FMBI's expanded suburban Chicago presence adjacent to Lake and Kane counties as a result of the announced acquisition.

                            McHenry County Profile

           Population                                        234,000
           County Rank/1/                                          9
           Growth 1997-2007                                      19%

           Households                                         80,000
           County Rank/1/                                          9
           Growth 1997-2007                                      21%

           Average HH Income                                 $80,000
           County Rank/1/                                          4
           Growth 1997-2007                                      48%

           Employment                                        104,000
           County Rank/1/                                         11
           Growth 1997-2007                                      17%

           Retail Sales                                     $1.7 Bil
           County Rank/1/                                         11
           Growth 1997-2007                                      23%

           Bank Deposits                                    $2.4 Bil
           MSB Dep Share/2/                                      16%
           MSB Dep Share Rank/2/                                   2

           1.    Of 102 Illinois Counties
           2.    MSB - McHenry State Bank
           Sources: Woods & Poole Economics, Inc; Sheshunoff June 30, 1996

                FIRST MIDWEST BANCORP, INC. AND SPARBANK, INC.
                  Proforma Consolidated Statements of Income
                                  (Unaudited)
                         Quarter ended March 31, 1997
                 (dollars in thousands, except per share data)


                                                               First
                                                              Midwest      SparBank    Proforma
                                                            -----------   ----------  ----------
Total interest income.......................................    $57,899     $7,896      $65,795

Total interest expense......................................     26,608      3,822       30,430
                                                             ----------  ---------   ----------
    Net interest income.....................................     31,291      4,074       35,365

Provision for loan losses...................................      2,078         30        2,108
                                                             ----------  ---------   ----------
    Net interest income after
      provision for loan losses.............................     29,213      4,044       33,257
                                                             ----------  ---------   ----------

Noninterest income
------------------
Service charges on deposit accounts.........................      2,638        211        2,849
Trust and investment management fees........................      1,632        268        1,900
Other service charges, commissions and fees.................      1,581        130        1,711
Mortgage banking revenues...................................      1,279          0        1,279
Other income................................................        966        269        1,235
Security transactions, net..................................        365         (3)         362
                                                             ----------  ---------   ----------
      Total noninterest income..............................      8,461        875        9,336
                                                             ----------  ---------   ----------
Noninterest expense
-------------------
Employee-related costs......................................     12,832      1,507       14,339
Occupancy and equipment.....................................      3,517        405        3,922
Computer processing costs...................................      1,618        318        1,936
Advertising and promotions..................................        886         41          927
Professional services.......................................        707         94          801
All other costs.............................................      4,209        303        4,512
                                                             ----------  ---------   ----------
      Total noninterest expense.............................     23,769      2,668       26,437
                                                             ----------  ---------   ----------
    Income before income tax expense........................     13,905      2,251       16,156

Income tax expense .........................................      5,179        568        5,747
                                                             ----------  ---------   ----------
    Net income..............................................     $8,726     $1,683      $10,409
                                                             ==========  =========   ==========

    Net income per share (Proforma for SparBank)............      $0.52      $0.52        $0.52
                                                             ==========  =========   ==========

Weighted avg shares outstanding (Proforma for SparBank)..... 16,767,413  3,230,769   19,998,182
                                                             ==========  =========   ==========

----------------------------------------------------------------------------------------------

                                                              First
Performance Ratios                                           Midwest    Sparbank    Proforma
---------------------------------------------------------------------  ---------- -----------
Return on average assets ...................................   1.17%       1.52%       1.22%

Return on average stockholders' equity .....................  13.66%      13.44%      13.62%

Net interest margin - tax equivalent........................   4.57%       3.86%       4.48%

Efficiency ratio ...........................................  59.10%      53.96%      58.53%

                                     - 8 -


                FIRST MIDWEST BANCORP, INC. AND SPARBANK, INC.
                 Proforma Consolidated Statements of Condition
                                  (Unaudited)
                                March 31, 1997
               (dollars in thousands, except for per share data)


                                                                            First
Assets                                                                     Midwest           SparBank            Proforma
                                                                         -----------       -----------         ------------
Cash and short-term investments.....................................      $  146,501       $     8,905         $    155,406
Securities available for sale and held to maturity..................         719,611           154,173              873,784
Loans, net of unearned discount.....................................       2,058,677           269,275            2,327,952
     Reserve for loan losses........................................         (33,747)           (2,097)             (35,844)

Goodwill............................................................          12,350                45               12,395
All other intangible assets.........................................           6,742                 0                6,742
Premises and equipment........................                                49,597             9,624               59,221
Accrued interest receivable and other assets........................          52,017             4,762               56,779
                                                                         -----------       -----------         ------------
          Total Assets..............................................     $ 3,011,748       $   444,687         $  3,456,435
                                                                         ===========       ===========         ============

Liabilities and Stockholders' Equity

Liabilities:

     Noninterest-bearing deposits...................................     $   380,451       $    47,329         $    427,780
     Interest-bearing deposits......................................       1,888,813           321,879            2,210,692
                                                                         -----------       -----------         ------------
          Total deposits............................................       2,269,264           369,208            2,638,472

     Short-term borrowings..........................................         451,018            19,752              470,770
     Accrued interest payable and other liabilities.................          33,377             4,428               37,805
                                                                         -----------       -----------         ------------

          Total liabilities.........................................       2,753,659           393,388            3,147,047
                                                                         -----------       -----------         ------------

Total stockholders' equity .........................................         258,089            51,299              309,388
                                                                         -----------       -----------         ------------

          Total Liabilities and Stockholders' Equity................     $ 3,011,748       $   444,687         $  3,456,435
                                                                         ===========       ===========         ============
------------------------------------------------------------------------------------------------------------------------------------

Book value per share (Proforma for SparBank)........................     $     15.46       $     15.88         $      15.53
                                                                         ===========       ===========         ============

Total shares outstanding (Proforma for SparBank) ...................      16,697,260         3,230,769           19,928,029
                                                                         ===========       ===========         ============

------------------------------------------------------------------------------------------------------------------------------------

                                                                            First
Statement of Condition Ratios at Period End                                Midwest           Sparbank            Proforma
--------------------------------------------------------------------     -----------       ------------        ------------
Loans to assets.....................................................        68.35%             60.55%              67.35%
Loans to deposits...................................................        90.72%             72.93%              88.23%
Earning assets to total assets......................................        92.63%             95.22%              92.96%

Capital Ratios at Period End
--------------------------------------------------------------------
Tier 1 capital to risk-adjusted assets..............................        10.76%             18.48%              11.54%
Total capital to risk-adjusted assets...............................        11.98%             19.25%              12.79%
Leverage ratio......................................................         8.28%             11.37%               8.69%

Asset Quality Ratios at Period End
--------------------------------------------------------------------
Reserve for loan losses to loans....................................         1.64%              0.78%               1.54%
Nonperforming loans to loans........................................         0.62%              1.15%               0.68%
Nonperforming assets to loans and foreclosed real estate............         0.95%              1.21%               0.98%


                FIRST MIDWEST BANCORP, INC. AND SPARBANK, INC.
                        Proforma Perfomance Highlights
                         Quarter ended March 31, 1997
                            (dollars in thousands)

                                               First
                                              Midwest      Sparbank     Proforma
                                             -----------   ---------   -----------
Performance Ratios
-------------------------------------------
Return on average assets ..................     1.17%        1.52%       1.22%

Return on average equity ..................    13.66%       13.44%      13.62%

Net interest margin - tax equivalent.......     4.64%        3.90%       4.48%

Efficiency ratio ..........................    59.10%       53.96%       58.53%

Statement of Condition Highlights
----------------------------------
Total assets...............................  $3,011,748    $444,687    $3,456,435

Total loans................................  $2,058,677    $269,275    $2,327,952

Total deposits.............................  $2,269,264    $369,208    $2,638,472

Stockholders' equity.......................  $258,089      $51,299      $309,388

Statement of Condition Ratios at Period End
-------------------------------------------
Loans to assets............................    68.35%       60.55%       67.35%

Loans to deposits..........................    90.72%       72.93%       88.23%

Earning assets to total assets.............    92.63%       95.22%       92.96%

Capital Ratios at Period End
-------------------------------------------
Total equity to assets.....................    8.57%        11.54%       8.95%

Tier 1 capital to risk-adjusted assets.....    10.73%       18.48%       11.54%

Leverage ratio.............................    8.28%        11.37%       8.69%

Asset Quality Ratios at Period End
-------------------------------------------
Reserve for loan losses to loans...........    1.64%         0.78%       1.54%

Nonperforming loans to loans...............    0.62%         1.15%       0.68%

Nonperforming assets to loans
and foreclosed real estate.................    0.95%         1.21%       0.98%

